UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 25, 2007

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222

22-3410353

(Commission File Number)

(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey

07981

(Address of Principal Executive Offices)

(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Registrant hereby amends and supplements its Current Report on Form 8-K dated January 31, 2007, relating to the election of John D. Collins and Jane Swift to Registrant’s Board of Supervisors, to report that, at the regular meeting of the Registrant’s Board of Supervisors held on April 25, 2007, the Board named each of Mr. Collins and Ms. Swift to serve on each of the Board’s Audit and Compensation Committees.

In addition, at its meeting on April 25, 2007, the Compensation Committee of the Board granted to each of Mr. Collins and Ms. Swift an award of 5,496 restricted units under the Partnership’s 2000 Restricted Unit Plan (the “Plan”), each award having a market value of $250,000 (calculated by multiplying said number of restricted units by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 business days prior to April 25, 2007 ($45.49)).  Under the terms of the Plan, such restricted units will vest over time, with 25% of the restricted units vesting at the end of each of the third and fourth anniversaries of the grant date and the remaining 50% of the restricted units vesting at the end of the fifth anniversary of the grant date.  Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:   /s/ PAUL ABEL

Name:

Paul Abel

Title:

General Counsel & Secretary

Date: April 26, 2007